Exhibit 10.1(a)

August 25, 2006

PEDIATRIC SERVICES OF AMERICA, INC.

d/b/a PSA HEALTHCARE

PEDIATRIC SERVICES OF AMERICA, INC.

PSA CAPITAL CORPORATION

310 Technology Parkway

Norcross, Georgia 30092-2929

To Whom It May Concern:

This letter sets forth certain agreements related to that certain Asset Purchase Agreement (hereinafter referred to as the “Agreement”), dated on even date herewith, among Lincare Inc., a Delaware corporation (“Lincare”); Pediatric Services of America, Inc. d/b/a PSA Healthcare, a Delaware corporation; Pediatric Services of America, Inc., a Georgia corporation; and PSA Capital Corporation, a Delaware corporation (collectively, the “Company”). If a term is defined in the Agreement, it shall have the same meaning herein.

1. Notwithstanding anything in the Agreement to the contrary, from the Closing until the expiration of one (1) year after the conclusion of the Collection Period (the “Usage Period”), Company shall grant Lincare access to the following computer programs for the purpose of collecting or otherwise managing amounts equal to the Receivables: CPR+ and Encore. Company agrees that, during the Usage Period or until such time as Lincare advises Company Lincare no longer requires access to the CPR+ program (or any certain features of said license), whichever occurs first, Company shall maintain its existing license for the use of CPR+ through the payment of all applicable licensing fees; provided, however, Lincare agrees that it will promptly reimburse Company for any such CPR+ licensing fees paid by Company during the Usage Period or until such time as Lincare advises Company Lincare no longer requires access to the CPR+ program (or any certain features of said license), whichever occurs first.

2. Without limiting the scope of Company’s representations and warranties in the Agreement, Company represents and warrants that, no later than its next regularly scheduled payroll cycle after the Closing Date, Company shall pay to the terminated employees of the Business who are hired by Lincare any wages, benefits, bonuses or any other amount arising from employment with the Company.

3. For the entire calendar month in which the Closing Date occurs, Company agrees to maintain health coverage on those employees terminated by Company and hired by Lincare in and around the time of the Closing Date. Lincare agrees to reimburse Company for any fees associated with such coverage during such calendar month from and after the Closing Date.

Pediatric Services of America

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4. Company and Lincare agree that, with respect to any Shared Location that is occupied by both Company and Lincare after the Closing Date, the parties shall ensure that any sublease between Company and Lincare with respect to such Shared Location requires the parties to be responsible for their pro-rata share of any common costs and expenses related to such property, including, without limitation, water, telephone, electricity, and other utilities.

5. Without otherwise limiting Lincare’s rights as specified in the Agreement, Company and Lincare agree to cooperate in the payment of any facility-related expenses on a pro-rata basis that arise after the Closing related to the transition of the Business such as water, telephone, electricity, and other utilities. To the extent that one party (“Payor”) incurs or otherwise pays any expense of the other party (the “Beneficiary”), the Payor shall provide the Beneficiary with adequate documentation of such expense, whereupon the Beneficiary shall reimburse Payor accordingly. As applicable, the parties agree that they shall seek reimbursement for such expenses on a monthly basis.

6. Upon the completion of Lincare’s due diligence, Lincare shall determine whether any of the following Shared Locations are to be identified on Schedule 4.5(a) as Excluded Assets: Loveland, Colorado; Macon, Georgia; St. Rose, Louisiana; Morrisville, North Carolina; Winston-Salem, North Carolina; and, Pittsburgh, Pennsylvania (collectively, the “Six Shared Locations”). Lincare agrees that it shall not have the right to identify any Shared Location as an Excluded Asset unless such Shared Location is one of the Six Shared Locations or unless such space at any Shared Location is not used by Company’s RTES business. Upon Lincare’s determination of which, if any, of the Six Shared Locations is to be identified on Schedule 4.5(a) as an Excluded Asset, the parties agree to calculate the pro-rated base rent that will be due for the remainder of the lease term(s) for the RTES space at any such location(s) identified as an Excluded Asset (the “Remaining Rent”). Upon determining the aggregate Remaining Rent, the parties agree that Lincare shall increase the Purchase Price by an amount that equals half of the aggregate Remaining Rent; provided, however, the parties agree that, in no event, shall Lincare be required to increase the Purchase Price by more than Forty Eight Thousand and no/100 Dollars ($48,000) in this regard.

The terms of the Agreement shall be deemed amended as necessary to give effect to the provisions of this letter agreement, and except as expressly set forth herein, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect. This side letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall be deemed original signatures for the purpose of closing.

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Very truly yours,

LINCARE INC.

By:	/s/ Paul Tripp
Paul Tripp
Title:	Acquisitions Attorney

AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

PEDIATRIC SERVICES OF AMERICA, INC. d/b/a PSA HEALTHCARE

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
Its:	President and CEO

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
Its:	President and CEO

PSA CAPITAL CORPORATION

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
Its:	President